                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ]  Confidential, for use of the Commission only

[x]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Rule 14a-ll(c) or Rule 14a-12

                           MICROS-TO-MAINFRAMES, INC.
                (Name of Registrant as Specified In Its Charter)

                           MICROS-TO-MAINFRAMES, INC.
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

[ ]     $125 per Exchange Act Rule 0-ll(c)(l)(ii), 14a-6(i)(1) or 14a-6(i)(2).

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        (1) Title of each class of securities to which transaction applies:

        (2) Aggregate number of securities to which transaction applies:

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated, and state how it was determined):

        (4) Proposed maximum aggregate value of transaction:

        (5) Total fee paid:

[x]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-ll(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1) Amount Previously Paid: $______________

        (2) Form, Schedule or Registration Statement No.: _________________

        (3) Filing Party: _________________

        (4) Date Filed: __________________

                           MICROS-TO-MAINFRAMES, INC.
                                614 Corporate Way
                         Valley Cottage, New York 10989


- -------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
- -------------------------------------------------------------------------------


To the Shareholders of MICROS-TO-MAINFRAMES, INC.:

         Notice is hereby given that the Annual Meeting of Shareholders (the "Annual Meeting") of Micros-to-Mainframes, Inc. (the "Company"), a New York corporation, will be held on August 20, 1996, at the Dellwood Country Club, Zukor Road, New City, New York at the hour of 8:30 a.m., for the following purposes:

          1. To elect seven (7) Directors of the Company to serve for the ensuing year and until their successors are elected and qualify;

          2.      To ratify the adoption of the Company's 1996 Stock Option
                  Plan;

          3. To ratify the conversion of the Company's outstanding 1,400,000 shares of Series A Preferred Stock into 980,000 shares of the Company's common stock in conjunction with approving an amendment to Article "FOURTH" of the Certificate of Incorporation of the Company to eliminate the Series A Preferred Stock;

          4. To approve the amendment to Article "FOURTH" of the Certificate of Incorporation of the Company to authorize 2,000,000 shares of "blank check" preferred stock, par value $.001 per share;

          5. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company's financial statements for the fiscal year ending March 31, 1997; and

          6. To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

         The Board of Directors has fixed the close of business on July 1, 1996 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.


                                            By Order of the Board of Directors




                                            Frank T. Wong, Secretary

Valley Cottage, New York
July 15, 1996


         WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD, AND RETURN IT TO THE COMPANY. THE PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED, AND SHAREHOLDERS EXECUTING PROXIES MAY ATTEND THE MEETING AND VOTE THERE IN PERSON SHOULD THEY SO DESIRE.

                           MICROS-TO-MAINFRAMES, INC.
                                614 Corporate Way
                         Valley Cottage, New York 10989

                        ---------------------------------
                                 PROXY STATEMENT
                        ---------------------------------


    This Proxy Statement is being furnished in connection with the solicitation of proxies by Micros-To-Mainframes, Inc. (the "Company") to be voted at the Annual Meeting of the Shareholders (the "Annual Meeting") to be held at Dellwood Country Club, Zukor Road, New City, New York on August 20, 1996 at 8:30 a.m., and at any and all adjournments thereof. This Proxy Statement and accompanying Notice of Meeting and form of proxy are to be first mailed on or about July 15, 1996 to the holders of record of the Company's common stock, $.001 par value per share ("Common Stock") as of the close of business on July 1, 1996. At the close of business on July 1, 1996, there were issued and outstanding and entitled to vote 3,450,374 shares of Common Stock and 1,400,000 shares of the Company's Series A Preferred Stock, par value $.001 ("Series A Preferred"). Each share of Common Stock and Series A Preferred is entitled to one vote on each matter which may properly come before the Meeting. All expenses of this solicitation will be paid for by the Company, which solicitation will be made by use of the mails, by personal contacts by the officers of the Company. The affirmative vote of the plurality of the votes cast by the holders of Common Stock and Series A Preferred present in person or by proxy at the Annual Meeting and entitled to vote, voting together as a single class, is required for the election of Directors. The affirmative vote of the majority of the votes cast by the holders of Common Stock and Series A Preferred present in person or by proxy at the Annual Meeting and entitled to vote, voting together as a single class, is required to adopt each other proposal to be acted on at the Annual Meeting.

    Common Stock and Series A Preferred represented by a valid unrevoked proxy will be voted at the Annual Meeting and any adjournment thereof as specified therein by the person giving the proxy. If no specification is made, the Common Stock and the Series A Preferred represented by such proxy will be voted in favor of each Director for re-election, "For" Proposals 2, 3, 4 and 5 and at the discretion of the proxy agents upon any other matters which may properly come before the Annual Meeting. Shares represented by proxies which are marked "Abstain" for any matter, and proxies which are marked to deny discretionary authority on all other matters will not be included in the vote totals and therefore will have no effect on the vote. In addition, where brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions (commonly referred to as "broker non-votes"), those shares will not be included in the vote totals. A proxy may be revoked by the person executing the same, at any time before the authority thereby granted is exercised, upon written notice of revocation received by the Company's Secretary, by executing and delivering a later dated proxy or by attending the Annual Meeting and voting in person.

    A list of shareholders entitled to vote at the Annual Meeting will be open to examination by any shareholders, for any purpose germane to the Annual Meeting, at the offices of the Company, 614 Corporate Way, Valley Cottage, New York 10989, during ordinary business hours for ten (10) days prior to the Annual Meeting. Such list shall also be available during the Meeting.


                    ACTIONS TO BE TAKEN AT THE ANNUAL MEETING

Proposal 1. Election of Seven (7) Nominees As Directors

    At the Annual Meeting, seven (7) Directors are to be elected for the ensuing year and until their successors are duly elected and qualify. If, at the time of election, any of the nominees should be unavailable for election, a circumstance which is not expected by the Company, it is intended that the proxies will be voted for such substitute nominee as may be selected by the Company. The proxies cannot be voted for more than 7 Directors at the Annual Meeting.

    Proxies not marked to the contrary will be voted "For" the election of the following 7 persons, all of whom are standing for re-election to the Board of
Directors:

                                                                                          Year First Became
    Name                      Age          Position(s)                                        a Director
    ----                      ---          -----------                                    -----------------
Howard Pavony                 45          Co-Chief Executive officer,                            1986
                                           President and Director

Steven H. Rothman             47          Co-Chief Executive officer,                            1986
                                           Vice President and a Director

Frank T. Wong                 49          Vice President-Finance,                                1993
                                           Secretary and a Director

Robert A. Fries               44          Vice President and a Director                          1996

Ramon Mota                    34          Vice President-Technology                              1996
                                           and a Director

Joseph J. Farley*             72          Director                                               1995

William Lerner*               62          Director                                               1995

- -----------------
* Member of the Audit Committee and Compensation Committee.

    Howard Pavony has served as the Company's Co-Chief Executive Officer, President and a Director since the Company's inception in May 1986. He has also served as Vice President of MTM Advanced Technology, Inc. since 1986. From 1977 until 1986, Mr Pavony was employed by Data Research Associates ("DRA"), a computer hardware and accessories company, rising to the positions of Vice President of Sales and member of the Executive Board of DRA.

    Steven H. Rothman has served as the Company's Co-Chief Executive Officer, Vice President, and a Director since the Company's inception in May 1986. Mr. Rothman was the Company's Secretary from May 1986 to September 1995. He has also served as President of MTM Advanced Technology, Inc. since 1986. From 1976 until 1986, Mr. Rothman was employed by DRA, rising to the positions of Director of Marketing and member of the Executive Board.

    Frank T. Wong has served as the Company's Vice President-Finance since February 1992, as a Director since June 1993 and as the Secretary since September 1995. Prior thereto, from 1975 to September 1991, he served as Chief Accountant of the Carvel Corporation, a franchise ice cream distributor.

    Robert A. Fries has served as a Vice President and a Director of the Company since May 6, 1996, when he joined the Company as a result of the acquisition of the assets and business of Data.Com RESULTS, Inc., a Connecticut corporation ("Data.Com CT"). He has been President of Data.Com CT since June 1986 and now serves as Co-President of the Company's newly-formed New York subsidiary, which acquired the business of Data.Com CT and is now called Data.Com RESULTS, Inc. ("Data.Com").

    Ramon Mota has served as a Director of the Company since May 6, 1996. He joined the Company in October 1991, acting as a technical salesperson for the Company and was promoted to Director of Technology in June 1992. He became Vice President-Technology of the Company in April 1993. He also has been Co-President of Data.Com since May 1996. Prior thereto, from 1989 until September 1991, Mr. Mota served as an engineer with Multitech System, Inc. a modem manufacturing and data communications company.

    Joseph J. Farley has served as a Director of the Company since September 1995. From January 1982 to November 1990, Mr. Farley served as a Vice President and Director of Marketing for Helm Resources, Inc. ("Helm"), an American Stock Exchange listed company engaged in providing financial services and management assistance to small and mid-market companies. Mr. Farley continues to serve as a director of Helm. Prior thereto, Mr. Farley was employed with International Business Machines, Inc. ("IBM") for thirty-two years. Mr. Farley held various positions with IBM in engineering, marketing and field engineering.

    William Lerner has served as a Director of the Company since September 1995. Mr. Lerner has been engaged in the private practice of corporate and securities law in New York and Pennsylvania since 1991. From 1990 to 1991, Mr. Lerner was Vice President and general counsel to Hon Development Company, a California real estate development company. From 1986 to 1990, Mr. Lerner was a Vice President and general counsel of The Geneva Companies, a California based business valuation and mergers and acquisitions firm specializing in privately owned middle-market companies. Mr. Lerner previously served as the Director of Compliance with the American Stock Exchange and as a Branch Chief, Enforcement Attorney for the Securities and Exchange Commission. Mr. Lerner serves as a director of Helm; of Seitel, Inc., a New York Stock Exchange listed company engaged in several facets of the oil and gas business; of Rent-Way, Inc., a NASDAQ listed company engaged in the rent-to-own business; and of Co-Counsel, Inc., a NASDAQ listed company that provides part-time or contract lawyers to businesses and corporations on a nationwide basis.

    All directors hold office until the next annual meeting of shareholders or until their successors are elected and qualify. Officers are elected annually by, and serve at the discretion of, the Board of Directors.

    The Company has 2 standing committees, the Audit Committee and the Compensation Committee. The Audit Committee and the Compensation Committee are each composed of Messrs. Farley and Lerner. The duties of the Audit Committee include recommending the engagement of independent public accountants, reviewing and considering actions of Management in matters relating to audit functions, reviewing with independent public accountants the scope and results of their audit engagement, reviewing reports from various regulatory authorities, reviewing the system of internal controls and procedures of the Company and reviewing the effectiveness of procedures intended to prevent violations of law and regulations. Among the duties of the Compensation Committee are to recommend to the Board remuneration for officers of the Company, to determine the number and issuance of options, to review any compensation and incentive program for executive officers of the Company and to monitor the performance of any pension or profit sharing programs of the Company.

    The Board of Directors held 3 meetings during the year ended March 31, 1996 "Fiscal 1996". The Compensation Committee held 1 meeting, and the Audit Committee held 2 meetings during Fiscal 1996. Each incumbent Director attended at least 75% of the Board meetings held by the Company during the time he served on the Board and of the meetings of Committees on which such Director served.

    DIRECTOR FEES

    The Company's independent directors receive an annual fee of $9,000 payable quarterly in advance. In addition, each independent director receives $1,500 for attendance in person at each Board meeting and $250 for participating in each telephonic board meeting held. Each independent director also received ten-year options to purchase 2,500 shares of Common Stock, exercisable, beginning September 16, 1995, at $7.00 per share. See "1993 Employee Stock Option Plan" below, for the terms of stock options granted to the Company's directors. Members of the Audit Committee and Compensation Committee are appointed annually and serve at the discretion of the Board of Directors. Each member of each committee will receive $1,000 for each meeting attended in excess of five committee meetings of such committee per year.

    Management-Directors currently receive no cash compensation for serving on the Board of Directors other than reimbursement of reasonable expenses incurred in attending meetings. Certain of the Company's directors have received stock options from the Company. See "Stock Option Plans" below.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth, as of July 1, 1996, certain information concerning the beneficial ownership (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934) of Common Stock and Series A Preferred by
(i) each person known by the Company to be the owner of more than 5% of the outstanding Common Stock and Series A Preferred, (ii) each Director, (iii) each executive officer named in the Summary Compensation Table below and (iv) all Directors and executive officers as a group:

                              Amount and Nature
                           of Beneficial Ownership            Percent of Class (1)
                          -------------------------       ----------------------------
Name and Address          Preferred          Common       Preferred  Common   Combined
of Beneficial Owner         Stock            Stock          Stock     Stock   Power(2)
- -------------------       ---------          ------       ---------  ------   --------
Steven H. Rothman(3)      700,000(5)     648,625(4)(5)      50.0%     18.5%    27.5%

Howard Pavony(3)          700,000(6)     647,500(4)(6)      50.0%     18.4%    27.4%

Frank T. Wong(3)                0         13,555(4)(7)       0           *        *

Robert A. Fries
71 Peria Drive
Rocky Hill, CT  06061           0         87,000             0         2.5%     1.8%

Ramon Mota(3)                   0          7,565(4)          0           *        *

Joseph J. Farley
78 Sawmill Road
Stamford, CT 06903              0          2,500(4)          0           *        *

William Lerner
423 East Beau Street
Washington, PA  15301           0          2,500(4)          0           *        *

All Directors and
executive officers
as a group (7 persons)    1,400,000    1,409,245(4)(5)     100.0%     39.0%    56.2%
                                                (6)(7)

- ----------------------
*Represents less than 1%.

(1) Based on 3,450,374 shares of Common Stock and 1,400,000 shares of Series A Preferred issued and outstanding as of July 1, 1996.

(2) After conversion of the 1,400,000 shares of Series A Preferred to 980,000 shares of Common Stock (on a .7-for-1 basis), each of Messrs. Pavony and Rothman would beneficially hold approximately 25% of the voting power of the Company.

(3) The address of this person is c/o the Company, 614 Corporate Way, Valley Cottage, New York 10989.

(4) Includes options held by Steven H. Rothman and Howard Pavony each to purchase 60,000 Common Stock, options to purchase 12,500 shares held by Mr. Wong and 7,500 shares held by Mr. Mota which are currently exercisable, but does not include options held by Mr. Wong to purchase 2,500 shares of Common Stock and by Mr. Mota to purchase 12,500 Common Stock which are not currently exercisable. Also includes options held by each of Joseph J. Farley and William Lerner to purchase 2,500 Common Stock, which vest on September 15, 1996.

(5) Includes 1,125 shares of Common Stock held by the wife of Mr. Rothman. Also includes an aggregate of 92,222 shares of Common Stock and 109,882 shares of Series A Preferred held in trust for Mr. Rothman's three children. Mr. Rothman disclaims beneficial ownership of all of such shares held in trust.

(6) Includes an aggregate of 89,444 shares of Common Stock and 106,572 shares of Series A Preferred held in trust for Mr. Pavony's two children. Mr. Pavony disclaims beneficial ownership of all of such shares.

(7) Includes 1,000 shares of Common Stock held by the wife of Mr. Wong.

EXECUTIVE COMPENSATION

        SUMMARY COMPENSATION TABLE

        The following table sets forth all compensation awarded to, earned by, or paid for all services rendered to the Company during the three fiscal years ended March 31 1996 by certain executive officers of the Company. No other executive officers received compensation in excess of $100,000 during such years.

                                                                                                                    Long-Term
                                      Annual Compensation                                                         Compensation
                                      -------------------                                                         ------------
                                                                                                                      Shares
Name and Principal                                                                     Other Annual                 Underlying
Position                  Year            Salary($)          Bonus($)                 Compensation($)               Options(#)
- ------------------        ----            ---------          --------                 ---------------               ----------
Howard Pavony              1996            $165,000           $20,000                      (1)                         10,000
  President and            1995            $165,000           $20,000                      (1)                           0
  Co-Chief Executive       1994            $123,750(2)           0                         (1)                         50,000
  Officer

Steven H. Rothman          1996            $165,000           $20,000                      (1)                         10,000
  Vice President and       1995            $165,000           $20,000                      (1)                           0
  Co-Chief Executive       1994            $123,750(2)           0                         (1)                         50,000
  Officer

Ramon Mota                 1996             $95,000           $10,500                      (1)                           0
  Vice President-
  Technology

- --------------------

(1) The above compensation figures do not include the cost to the Company of the use of automobiles leased by the Company, the cost to the Company of benefits, including premiums for life and health insurance and any other personal benefits provided by the Company to such persons in connection with the Company's business. The figures also do not reflect the receipt by each of Messrs. Pavony and Rothman of 490,000 shares of Common Stock, upon the conversion of their Series A Preferred, which the Company values at $2,327,500, each, based on the market price of the Common Stock on March 31, 1996.

(2) Messrs. Pavony and Rothman did not receive compensation for the three months ended June 30, 1993. Since July 1993, these officers' salaries have been $165,000 per annum. During the fiscal year ended March 31, 1994, these officers each received aggregate cash advances of approximately $34,000.

         OPTION GRANTS IN LAST FISCAL YEAR

         The table below includes the number of stock options granted to the executive officers named in the Summary Compensation Table during the year ended March 31, 1996, exercise information and potential realizable value.




                          Individual Grants
                          -----------------                                                                 Potential Realizable
                                                                                                              Value at Assumed
                  Number of               Percent of                                                        Annual Rates of Stock
                  Securities              Total Options                                                       Price Appreciation
                  Underlying              Granted to                                                            for Option Term
                  Options                 Employees in         Exercise                Expiration           ---------------------
Name              Granted(#)              Fiscal Year         Price($/sh)                Date               5%($)          10%($)
- ----              ----------              -----------         -----------             ----------            -----          ------
Steven H. Rothman   10,000                   28.6%              $6.125                 7/10/2000           $16,922         $37,393

Howard Pavony       10,000                   28.6%              $6.125                 7/10/2000           $16,922         $37,393

Ramon Mota             0                       0                  --                      --                  0               0

      AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY END OPTION VALUES

                                                                                Value of
                                                           Number of           Unexercised
                                                          Unexercised          In-The-Money
                           Shares                           Options              Options
                          Acquired                        at FY-End(#)          at FY-End($)
                          on Exer-            Value       Exercisable/          Exercisable/
      Name                cise (#)           Realized    Unexercisable         Unexercisable
      ----                --------           --------    -------------         -------------
Steven H. Rothman           -0-                -0-         60,000/0              $68,750/0
Howard Pavony               -0-                -0-         60,000/0              $68,750/0
Ramon Mota                  -0-                -0-          7,500/12,500         $20,937.50/$38,437.50

      EMPLOYMENT AGREEMENTS

      The Company has entered into identical three-year employment agreements with its Co-Chief Executive Officers, Howard Pavony and Steven H. Rothman. The agreements provide that Messrs. Pavony and Rothman shall devote all of their business time to the Company, each in consideration of an annual salary of $165,000 for the three-year period commencing on October 26, 1993. Messrs. Pavony and Rothman shall each be entitled to an annual bonus based upon the performance of the Company and determined at the discretion of the Board of Directors upon the recommendation of the Compensation Committee.

      On April 1, 1996, the Company and Mr. Mota entered into a three-year employment agreement providing for a base salary of $98,000 in the first year, $105,000 in the second year and $115,000 in the third year; a bonus depending upon the earnings generated by the Advanced Technology Group; grants of five-year options to purchase up to 5,000 shares of Common Stock in each of the first two years of the term; and a $300 to $400/month car allowance. The Company further agreed to use its best efforts to designate Mr. Mota as a member of the Board from and after the next annual meeting of the Company's shareholders through the initial term of his employment with the Company.

      Simultaneously with the acquisition of Data.Com on May 6, 1996, the Company and Mr. Fries entered into a three-year employment agreement providing for a base salary of $140,000; a bonus of 6% of earnings of Data.Com, but in no event more than $60,000 with respect to a fiscal year; grants of up to a total of 20,000 incentive stock options over the three years, subject to Data.Com's earning certain minimum amounts; and a $400/month car allowance. The Company further agreed to use its best efforts to designate Mr. Fries as a member of the Board from and after the next annual meeting of the Company's shareholders through the initial term of his employment agreement with the Company.

      STOCK OPTION PLANS

      The Company has established a 1993 Stock Option Plan (the "1993 Plan"), which was approved by the Board of Directors on May 10, 1993 and a 1996 Stock Option Plan (the "1996 Plan"), which was approved by the Board of Directors on April 1, 1996. The 1996 Plan is subject to shareholder approval. See Proposal 2 below.

      Pursuant to the 1993 Plan, as of the date hereof, the Company has granted an aggregate of 250,000 stock options. Of these, 175,000 are currently exercisable, and 7,500 have been exercised to date. 17,500 options have been cancelled to date and are available for regrant under the 1993 Plan. Messrs. Pavony and Rothman each hold five-year incentive stock options to purchase up to 50,000 shares of Common Stock at $3.375 per share and 10,000 shares of the Common Stock at $6.125 per share. Mr. Mota holds incentive stock options to purchase up to 15,000 shares of Common Stock at $1.25 per share and 5,000 shares of Common Stock at $3.375 per share. Mr. Wong holds incentive stock options to purchase 5,000 shares of Common Stock at $3.375 per share and 10,000 shares of Common Stock at $5.125 per share. Messrs Farley and Lerner each hold options to purchase up to 2,500 shares of Common Stock at $7.00 per share. No options have been granted to date under the 1996 Plan.

      SUMMARY OF THE PLANS

      Both the 1993 Plan and the 1996 Plan (each, a "Plan"), provide for the grant of options to qualified employees (including officers and directors) of the Company, and its subsidiaries, independent contractors, consultants and certain other individuals to purchase shares of Common Stock. Each Plan must be administered by the Board of Directors or a committee of at least two disinterested members of the Board of Directors (the "Compensation Committee"). The Board or the Compensation Committee has complete discretion to select the optionee and to establish the terms and conditions of each option, subject to the provisions of the respective Plan. The exercise price of options may not be less than 100% of the fair market value of the Common Stock as of the date of grant (110% of the fair market value if the grant is an Incentive Option to an employee who owns more than 10% of the outstanding Common Stock). Options may not be exercised more than 10 years after the date of grant. An option may be exercised by tendering payment of the purchase price to the Company or, at the discretion of the Board of Directors or Compensation Committee, by delivery of shares of Common Stock having a fair market value equal to the exercise price or through a cashless exercise involving the cancellation of a portion of the shares underlying the options ("Option Shares") having a fair market value equal to the exercise price of the Option Shares issued. Options granted under a Plan are not transferable and may be exercised only by the respective grantees during their lifetimes or by their heirs, executors or administrators in the event of death. Option Shares that are cancelled or terminated may later be re-granted. The number of options outstanding and the exercise price thereof are subject to adjustment in the case of certain transactions such as mergers, recapitalizations, stock splits or stock dividends.

      The 1993 Plan provides for the grant of options to purchase up to an aggregate of 250,000 Option Shares. Options granted under the 1993 Plan may or may not be "incentive stock options" as defined in Section 422 of the Code ("ISOs"), and non-qualified stock options ("NQSOs") may be granted in tandem with Stock Appreciation Rights ("SARs") or Stock Depreciation Rights, depending upon the terms established by the Board or the Compensation Committee at the time of grant.

      The 1996 Plan provides for the grant of options to purchase up to an aggregate of 350,000 Option Shares. Options granted under the 1996 Plan may be ISOs or NQSOs and may be granted in tandem with SARs, depending upon the terms established by the Board or the Compensation Committee at the time of grant.

      COMPENSATION COMMITTEE AND BOARD REPORTS ON EXECUTIVE COMPENSATION

      It is the responsibility of the Compensation Committee of the Board of Directors to administer the Company's incentive plans, to review the compensation levels and performance of management and to recommend compensation changes to the Board of Directors. The Compensation Committee was established and its members were appointed on September 15, 1995. Prior to that date, the Board of Directors was responsible for the duties now performed by the Compensation Committee. The reports of each are set forth below.

      REPORT BY COMPENSATION COMMITTEE

      Philosophy.

      The Compensation Committee believes that maximizing shareholder value is the most important measure of success, and achieving this depends on the coordinated efforts of individual employees working as a team toward defined common performance goals. The objectives of the Company's compensation program are to align executive compensation with shareholder value, to reward individual and team effort and performance furthering the Company's business goals and to attract, retain and reward employees who will contribute to the long-term success of the Company.

      The total direct compensation package for the Company's executives, including the Co-Chief Executive Officers, is made up of 3 elements: (i) a competitive base salary; (ii) attractive short-term incentives to executives to earn additional bonus income based on operating results; and (iii) the grant of stock options, from time to time, to executives in an effort to provide a closer identification of the executives' interests with those of the Company and its shareholders by giving them an opportunity to acquire a proprietary interest in the Company by means of the purchase of Common Stock.

      Salary

      The salaries of the Company's executive officers for Fiscal 1996 were fixed by the Board of Directors before the Compensation Committee was established and are discussed in the Report of the Board of Directors below. The Compensation Committee believes, however, that the basic philosophy regarding salaries to be followed is to consider increases based upon a favorable evaluation of individual performance relative to individual goals, the functioning of the executive's team within the corporate structure, success in furthering the corporate strategy and goals, and individual management skills, responsibilities and anticipated workload. The Compensation Committee also will consider demonstrated loyalty and commitment to the Company and the competitive salaries offered by similar companies to attract executives. Merit increases for executives are to be subject to the same budgetary guidelines as apply to all other employees of the Company. In those cases where an executive has entered into an employment agreement, the base salary is determined pursuant to the terms of the agreement, and renewals of contracts will be considered on the basis of the performance of the individual, the performance of the Company and the compensation philosophy of the Company.

      Co-Chief Executive Officers

      The Co-Chief Executive Officers each have employment agreements, as described above, which terminate in October 1996. The Compensation Committee will consider whether to extend the agreements on the same terms or to enter into agreements on new terms.

      Bonuses

      Bonus incentives are structured so that if the Company achieves its target goals, the incentive bonuses for the executives could be a significant percentage of base salary. This policy is designed to further motivate individuals to improve performance. Bonuses were awarded during Fiscal 1996 to the Co-Chief Executive Officers in the amount of $20,000 each and to Mr. Mota in the amount of $10,500.

      Stock Options

      Executives are eligible for annual stock option grants under the employee stock option plans applicable, from time to time, to employees generally. The number of options granted to any individual depends on individual performance, salary level and competitive data, and the impact that such employee's productivity may make to shareholder value over time. In addition, in determining the number of stock options granted to each executive, the Compensation Committee reviews the unvested options of each executive to determine the future benefits potentially available to the executive. The number of options granted will depend in part on the total number of unvested options deemed necessary to provide an incentive to that individual to make a long term commitment to remain with the Company. By giving to executives an equity interest in the Company, the value of which depends upon stock performance, the policy seeks to further align management and shareholder interests.

      During Fiscal 1996, the Company granted to each of the Co-Chief Executive Officers options pursuant to the 1993 Plan to purchase 10,000 shares of Common Stock at an exercise price of $6.125 per share. These options have a term of 5 years and expire on July 10, 2000.

Respectfully Submitted,

      The Compensation Committee:

      William Lerner, Chairman
      Joseph J. Farley

      REPORT BY THE BOARD OF DIRECTORS

      The Board of Directors followed a similar philosophy in reviewing executive compensation in Fiscal 1996 as is described above.

      Salary

      Raises were given to Mr. Mota and Mr. Wong based on their increasing levels of responsibility within the Company and the growth of the Company and its revenues.

      Co-Chief Executive Officers

      The salary levels of the Co-Chief Executive officers were determined pursuant to their employment agreements as described above.

      Bonus

      Bonuses for Fiscal 1996 were reviewed by the Compensation Committee and accepted by the Board of Directors.

      Stock Options

      Stock Options for Fiscal 1996 were recommended by the Compensation Committee and accepted by the Board of Directors.

Respectfully submitted,

      The Board of Directors:

      Howard Pavony
      Steven H. Rothman
      Frank T. Wong

      PERFORMANCE GRAPH

      The graph below compares the cumulative shareholder return of the Company with the cumulative return on the S&P 500 Stock Index and a Peer Group Index assuming a $100 investment made on October 27, 1993, when public trading of the Company's common stock commenced. Cumulative return data presented assumes reinvestment of dividends. The stock performance shown on the graph below is not necessarily indicative of future price performance.

                      Comparison of Cumulative Total Return
                        Among Micros-To-Mainframes, Inc.,
                 the S&P SmallCap Index and the Peer Group Index

                                       Indexed Returns

Company/Index                                       At March 31:
                                            -----------------------------
                           Oct. 27, 1993      1994       1995       1996

MICROS-TO-MAINFRAMES        100              88.89      117.17     153.54
S&P 500 INDEX               100              94.65       99.64     130.47
PEER GROUP                  100              63.57       40.92      49.84

    The Company has constructed a Peer Group consisting of other computer equipment resellers and packagers that also provide consulting services to their clients, including Ameridata Technologies, Inc., Dataflex Corp., Glasgal Communications, Inc., Government Technology Services, Inc. and Pomeroy Computer Res. Inc. The Company believes that these companies most closely resemble the Company's business mix and that their performance is representative of the industry.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    On June 24, 1996, the Company entered into a Conversion Agreement with each of Messrs Pavony and Rothman (the "Conversion Agreement"), pursuant to which, upon the receipt of the consent of the stockholders of the Company, the holders of the Series A Preferred shall exchange with the Company 1,400,000 shares of Series A Preferred for 980,000 shares of Common Stock. An independent appraiser has concluded that the value of the Series A Preferred and Common Stock to be exchanged is approximately equivalent. See Proposal 3 below.

    The Company believes that the terms of the foregoing transaction were no less favorable to the Company than those which could be obtained from unrelated third parties.

    The Board of Directors recommends that you vote "FOR" the election of the Nominees named above (Proposal 1).


Proposal 2.  Ratification of 1996 Stock Option Plan

    The Board of Directors of the Company, subject to the approval of shareholders, has adopted a 1996 Stock Option Plan (the "Plan") covering an aggregate of 350,000 shares of Common Stock.

    The Board of Directors has deemed that it is in the best interests of the Company to establish the Plan so as to provide employees of the Company and its subsidiaries, as well as Directors, independent contractors and consultants of the Company and/or its subsidiaries an opportunity to acquire a proprietary interest in the Company by means of grants of options to purchase Common Stock in order to provide a closer identification of their interests with those of the Company and its shareholders. The Company currently employs 96 persons.

    It is the opinion of the Board of Directors that by providing the employees, Directors, independent contractors and consultants of the Company and its subsidiaries the opportunity to acquire an equity investment in the Company, the Plan will maintain and strengthen their desire to remain with the Company, stimulate their efforts on the Company's behalf, and also attract other qualified personnel to become employed by or otherwise become associated with the Company. The Plan was adopted by the Company's Board of Directors on April 1, 1996. The closing market price of the Common Stock, as reported by NASDAQ on July 1, 1996 was $4.625 per share.

    No options have yet been granted pursuant to the Plan.

     SUMMARY OF THE 1996 PLAN

         The following discussion summarizes certain provisions of the Plan, which is qualified in its entirety by reference to the text of the Plan, copies of which are available for examination at the Securities and Exchange Commission and at the principal office of the Company, 14 Corporate Way, Valley Cottage, New York 10989.

         The Plan allows the Company to grant incentive stock options ("ISOs"), as defined in Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"), Non-Qualified Stock Options ("NQSOs") not intended to qualify under Section 422(b) of the Code, and ISOs or NQSOs in tandem with Stock Appreciation Rights ("SARs"). ISOs, NQSOs and SARs are referred to collectively herein as "Options."

         Options granted under the Plan prior to the approval of the Plan by the Company's shareholders are conditioned upon approval of the Plan by such shareholders on or before March 31, 1997. If such approval is not obtained by such date, such Options shall become null and void, and the Plan shall terminate.

         ELIGIBILITY FOR PARTICIPATION

         The Plan provides that ISOs or ISOs in tandem with SARs may be granted to employees of the Company and its subsidiaries, including officers and Directors who are also employees and that NQSOs or NQSOs in tandem with SARs may be granted to employees of the Company and its subsidiaries, Directors, independent contractors, consultants and other individuals who are not employees of, but are involved in the continuing development and success of, the Company and its subsidiaries ("Participants").

         ADMINISTRATION

         The Plan is administered by the Board of Directors and/or a stock option committee of the Board of Directors (the "Compensation Committee"). The Board of Directors and/or the Compensation Committee will, among other things, select the optionees, determine the number of shares to be subject to each Option and determine the vesting period, option period and option price. In making such determinations, there will be taken into account the nature of the services rendered by Participants, their present and potential contributions to the success of the Company, and such other relevant factors as the Board and/or the Compensation Committee in its discretion shall deem relevant.

         If the Plan is administered by the Compensation Committee, to the extent the "disinterested administration" provisions of Rule 16b-3 promulgated pursuant to Section 16 of the Exchange Act are complied with, the Plan will confer upon Section 16(b) Participants (as defined below) the benefits of Rule 16b-3. Such "disinterested administration" provisions require a committee of the Board, consisting of 2 or more Directors each of whom is a "disinterested person" (as defined in Rule 16b-3), to make (x) the selection of Directors, officers and other individuals owning more than 10% of the Common Stock eligible to participate in the Plan (collectively, "Section 16(b) Participants") and (y) decisions concerning the timing, pricing and amount of Options granted to
Section 16(b) Participants pursuant to the Plan. It is the intention of the Company that the Plan shall comply in all respects with Rule 16b-3. Compliance with Rule 16b-3 generally allows a Section 16(b) Participant to avoid the effect of the "short-swing" profit rules of Section 16(b) with respect to transactions in the shares underlying the Options.

         TERMS OF OPTIONS

         The terms of Options granted under the Plan are to be determined by the Board of Directors and/or the Compensation Committee, provided that in the case of Section 16 Participants, such determination shall be made exclusively by the Compensation Committee if such persons are to receive the benefits of Rule 16b-3. Each Option is to be evidenced by a stock option agreement between the Company and the Participant to whom such Option is granted and is subject to the following additional terms and conditions:

              (a) Exercise of the Option: The Board of Directors and/or the Compensation Committee will determine the time periods during which Options granted under the Plan may be exercised. An Option must be granted within 10 years from the date the Plan was adopted. The Plan is deemed adopted on April 1, 1996. Options may be exercisable in whole or in part at any time during the period but may not have an expiration date later than 10 years from the date of grant. ISOs or ISOs in tandem with SARs granted to holders of more than 10% of the Common Stock, however, may not have a term of more than 5 years. An Option is exercised by giving written notice of exercise to the Company specifying the number of full shares of Common Stock to be purchased and tendering payment of the purchase price to the Company in cash or certified check, or if permitted by the instrument of grant with respect to ISOs or ISOs granted in tandem with SARs and at any time as permitted by the Board of Directors or the Compensation Committee with respect to other Options, by delivering a promissory note or exchanging shares of Common Stock owned by the Participant, or by a combination of cash, promissory notes and/or shares of Common Stock, or, in the sole discretion of the Board or the Compensation Committee, by another medium of payment. The ability to pay the option exercise price in shares of Common Stock may enable a Participant to engage in a series of successive stock-for-stock exercises of an Option and thereby fully exercise an Option with little or no cash investment. Officers and Directors who receive grants of SARs may exercise them at any time after 6 months from the date of grant, but generally may only exercise them within the period of 10 business days following publication of the Company's quarterly financial information.

              (b) Option Price: In no event may the option price of the shares subject to an ISO or a SAR issued in tandem with an ISO be less than the fair market value of the Common Stock on the date of grant. The Board of Directors and/or the Compensation Committee may set the price of an NQSO or an NQSO granted in tandem with a SAR without any limitation. Fair market value in the case of ISOs shall be the closing price of the Common Stock on its principal market on the date of grant, if the Common Stock is traded on an exchange, or the average of the closing bid and asked prices, if it is traded over-the-counter. ISOs or ISOs in tandem with SARs granted to holders of more than 10% of the Common Stock are subject to the additional restriction that the option price must be at least 110% of the fair market value of the Common Stock on the date of grant.

              (c) Vesting: The Board of Directors and/or the Compensation Committee, will determine the time or times the Options become exercisable. However, the Plan provides that, with respect to holders of more than 10% of the Common Stock, such Options must become first fully exercisable not later than 5 years from the date of grant, and no less than 20% of the Option must become exercisable in each of the first 5 years of the Option until fully exercisable.

              (d) Termination of Employment; Disability; Death: If the employment of a Participant under the Plan is terminated for any reason (other than because of death, disability, voluntary termination or for cause), his ISOs and SARs issued in tandem with ISOs shall expire and no longer be exercisable 3 months after such termination, but in no event later than the expiration date of the Options, and his other Options shall terminate as determined under the option agreement, but not later than the expiration date. In the event a Participant's employment is terminated voluntarily or for cause, his Options shall immediately expire.

              In the event a Participant dies while in the employ of the Company or its subsidiaries or within 3 months thereafter, his Options may be exercised by a legatee or legatees of such Options under such Participant's last will or by his personal representatives or distributees within a period determined by the Board or the Compensation Committee of at least 6 months after his death, but in no event later than the expiration date of the Options.

              A Participant's employment with the Company or a subsidiary will not be considered to be terminated for purposes of the Plan while the Participant is not active due to a disability; provided, that an ISO may only be exercised within 6 months after the Participant's employment would be considered terminated because of such disability under applicable Sections of the Code, except as determined by the Board of Directors or the Compensation Committee, but in no event later than the expiration date of the Option.

              Under the Plan, Participants on military or sick leave, or on any other bona fide leave of absence, are to be considered as remaining in the employ of the Company or its subsidiaries for 90 days or such longer period as is guaranteed either by contract or statute.

              (e) Nontransferability of Options; No Liens: An Option is nontransferable and non-assignable by the Participant, other than by will or the laws of descent and distribution and is exercisable during the Participant's lifetime only by the Participant.

              (f) Maximum Number of ISOs or SARs in Tandem with ISOs which may Be Issued: No employee may receive a grant of ISOs or SARs in tandem with ISOs if the aggregate fair market value of all ISOs and SARs in tandem with ISOs granted to him under the Plan and any other stock option plan of the Company exceeds $100,000, as determined at the date of grant. Any options granted in excess of the $100,000 limit are deemed to be NQSOs under the Plan.

         The option agreement may contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Board of Directors and/or the Compensation Committee.

     TERMINATION; AMENDMENT OR DISCONTINUANCE

         The Plan (but not Options previously granted under the Plan) shall terminate 10 years from the date of its adoption by the Board of Directors. No Option will be granted after termination of the Plan.

         The Board of Directors of the Company may terminate the Plan at any time prior to its expiration date, or from time to time make such modifications or amendments of the Plan as it deems advisable. However, the Board may not, without the approval of holders of a majority of the outstanding shares of the Company, except under conditions described under "Adjustments Upon Changes in Common Stock," increase the maximum number of shares as to which Options may be granted under the Plan, materially change the standards of eligibility under the Plan or amend any provision of the Plan which requires shareholder approval in order to preserve the qualification of the Plan under Rule 16b-3.

         No termination, modification or amendment of the Plan may adversely affect the terms of any outstanding Options without the consent of the holders of such Options.

     ADJUSTMENTS UPON CHANGES IN COMMON STOCK

         In the event that the number of outstanding shares of Common Stock of the Company is changed by reason of recapitalization, reclassification, stock split, stock dividend, combination, exchange of shares or the like, or as a result of a merger, consolidation or reorganization involving the Company or its subsidiaries, the Board of Directors will make an appropriate adjustment in the aggregate number of shares of Common Stock available under the Plan, in the number of shares of Common Stock issuable upon the exercise of then outstanding Options and in the exercise prices of such Options. Any adjustment in the number of shares will apply proportionately only to the unexercised portion of Options.

     FEDERAL INCOME TAX CONSEQUENCES

         The following discussion is only a summary of the principal Federal income tax consequences of the Options and is based on existing Federal law, which is subject to change, in some cases retroactively. This discussion is also qualified by the particular circumstances of individual Participants, which may substantially alter or modify the Federal income tax consequences herein discussed.

         Generally, under present law, when an Option qualifies as an ISO under
Section 422 of the Code, (i) an employee will not realize taxable income either upon the grant or the exercise of the Option, (ii) the amount by which the fair market value of the shares acquired by the exercise of the Option at the time of exercise exceeds the option price is included in alternative minimum taxable income for purposes of determining the employee's alternative minimum tax, (iii) any gain or loss (the difference between the net proceeds received upon the disposition of the shares and the option price paid therefor), upon a qualifying disposition of the shares acquired by the exercise of the Option will be treated as capital gain or loss if the stock qualifies as a capital asset in the hands of the employee, and (iv) no deduction will be allowed to the Company for Federal income tax purposes in connection with the grant or exercise of an ISO or a qualifying disposition of the shares. A disposition by an employee of shares acquired upon exercise of an ISO will constitute a qualifying disposition if it occurs more than 2 years after the grant of the Option and one year after the issuance of the shares to the employee. If such shares are disposed of by the employee before the expiration of those time limits, the transfer would be a "disqualifying disposition" and the employee, in general, will recognize ordinary income (and the Company will receive an equivalent deduction) equal to the lesser of (i) the aggregate fair market value of the shares as of the date of exercise less the option price, or (ii) the amount realized on the disqualifying disposition less the option price. Ordinary income from a disqualifying disposition will constitute compensation for which withholding may be required under Federal and state law. The maximum rate of tax on ordinary income is greater than the rate of tax on long-term capital gains. Proposals have been made to further decrease the marginal rate of tax on certain types of capital gains. In addition, holders of Options granted after August 10, 1993 may be entitled to exclude up to 50% of the gain on any such sale occurring 5 years after the date of exercise. The availability of such exclusion is dependent upon the Company not (i) having in excess of $50 million of aggregate gross assets at any time before the exercise of the Options; (ii) being in the trade or business of operating hotels, motels, restaurants or similar businesses; or (iii) being in a trade or business where the principal asset is the reputation or skill of one or more of its employees. It is unknown whether any capital gains recognized on a disposition would be of a type entitled to the exclusion referred to in the preceding sentence, and if not, whether the rate of tax on such gains would be increased. To the extent that a portion of such gain is so excluded, one-half of the excluded gain is a tax preference for alternative minimum tax purposes. No assurance can be given of when, if ever, new tax legislation will be enacted into law, and the effective date of any such legislation.

         In the case of an NQSO granted under the Plan, no income generally is recognized by the Participant at the time of the grant of the Option assuming such NQSO does not have a readily ascertainable fair market value. The Participant generally will recognize ordinary income when the NQSO is exercised equal to the aggregate fair market value of the shares acquired less the option price. Withholding may be required, and the Company will receive an equivalent deduction, subject to excessive employee remuneration provisions of Section 162(m) of the Code. Section 162(m) disallows a deduction for employee remuneration paid by a company in any taxable year generally to an executive officer in excess of $1,000,000. For purposes of determining remuneration paid, the excess of the fair market value of the Common Stock upon exercise of an NQSO over the exercise price is considered remuneration paid in the year of exercise unless the income is considered performance-based compensation. One of the requirements to qualify as performance-based compensation is that the Plan set forth the maximum number of Options to which a Participant may be entitled. The Plan does not contain such a provision. Therefore, the NQSOs granted under the Plan will not be considered performance-based compensation.

         Shares acquired upon exercise of an NQSO will have a tax basis equal to their fair market value on the exercise date or other relevant date on which ordinary income is recognized and the holding period for the shares generally will begin on the date of the exercise or such other relevant date. Upon subsequent disposition of the shares, the participant will recognize capital gain or loss if the stock is a capital asset in his hands. Provided the shares are held by the Participant for more than one year prior to disposition, such gain or loss will be long-term capital gain or loss. As set forth above, the maximum rate of tax on ordinary income is currently greater than the maximum rate of tax on long-term capital gains. To the extent a Participant recognizes a capital loss, such loss generally may offset capital gains and $3,000 of ordinary income. Any excess capital loss is carried forward indefinitely.

     The grant of an SAR is generally not a taxable event for the optionee. Upon the exercise of an SAR, the optionee will recognize ordinary income in an amount equal to the amount of cash and the fair market value of any Common Stock received upon such exercise, and the Company will be entitled to a deduction equal to the same amount.

     Notwithstanding the above, if the sale of any shares received upon the exercise of an NQSO or a SAR in tandem with an NQSO would be subject to Section 16(b) of the Securities Exchange Act of 1934, recognition of ordinary income attributable to such shares received will be deferred until the date such sale would not give rise to a Section 16(b) action. However, such shares will be valued at the fair market value at such later time, unless the optionee has made an election under Section 83(b) of the Code within 30 days after the date of exercise to recognize ordinary income as of the date of exercise based on the fair market value at the date of exercise.

         The foregoing discussion is only a brief summary of the applicable Federal income tax laws as in effect on this date and should not be relied upon as being a complete statement. The Federal tax laws are complex, and they are subject to legislative changes and new or revised judicial or administrative interpretations at any time. In addition to the Federal income tax consequences described herein, a Participant may also be subject to state and/or local income tax consequences in the jurisdiction in which the grantee works and/or resides.

         The affirmative vote of the majority of the votes cast by the holders of Common Stock and Series A Preferred present in person or by proxy and entitled to vote at the Annual Meeting, voting together as a single class, is required to ratify the adoption of the Plan.

         The Board of Directors recommends that you vote "FOR" Proposal 2.


Proposal 3.  Ratification of the conversion of the 1,400,000 Outstanding
             Shares of Series A Preferred into 980,000 Shares of Common Stock in conjunction with approving an amendment to Article "FOURTH" of the Certificate of Incorporation of the Company to eliminate the Series A Preferred

     At the Annual Meeting, shareholders will be asked to ratify the conversion of the 1,400,000 outstanding shares of Series A Preferred into 980,000 shares of Common Stock pursuant to the Conversion Agreement and to approve an amendment to the Certificate of Incorporation of the Company (the "Certificate of Incorporation") to eliminate the provisions authorizing the Series A Preferred. Shareholder approval is required in order to complete the conversion in compliance with the rules of the NASDAQ National Market System, on which the Company's Common Stock is traded.

     All 1,400,000 outstanding shares of Series A Preferred are held by the Company's Co-Chief Executive officers, Howard Pavony and Steven H. Rothman or by trusts for their children. They are also entitled to a preference on any liquidation of the Company in an amount equal to $.10 per share, or an aggregate of $140,000. Each share of Series A Preferred currently carries one vote, and the holders vote such shares as if they owned an equivalent number of shares of Common Stock. The Series A Preferred, by its terms, is convertible into Common Stock on a one-for-one basis, at the option of the respective holders thereof, at such time as the Company's net sales in any 4 consecutive fiscal quarters aggregate $50 million or more and its net income equals or exceeds $1.5 million or at least 3% of net sales if net sales exceed $50 million.

     Pursuant to applicable accounting rules, at such time as convertibility of the Series A Preferred is deemed probable, the Company is required to recognize, over the period remaining until the anticipated conversion, a one-time non-cash fixed charge against earnings. Even though no assurance can be given, the Company believes it is probable that such thresholds will be met at some time in the near future. In order to accelerate the conversion of the Series A Preferred Stock and to fix the amount of compensation expense to be charged to earnings, the Company and the holders of the Series A Preferred agreed to engage an independent appraiser to determine the fair value of the Series A Preferred. Subsequent to the receipt of such appraisal, the Company and the holders of the Series A Preferred entered into the Conversion Agreement based upon said valuation, whereunder the holders of the 1,400,000 shares of the Series A Preferred, subject to shareholder approval, will exchange such stock for only 980,000 shares of Common Stock. By accelerating the conversion of the Series A Preferred and taking the one-time non-cash charge against earnings of $4,655,000 in Fiscal 1996, the Company avoided the anticipated issuance of an additional 420,000 shares of Common Stock and the recognition of a potentially substantially greater charge against earnings at a later time.

     If this proposal is approved by the shareholders, the outstanding Series A Preferred Stock will be retired, the combined voting power of Messrs. Pavony and Rothman will be reduced from approximately 54% to about 50%, and the liquidation preference will be eliminated. Messrs Pavony and Rothman will, in exchange, receive on aggregate of 980,000 shares of Common Stock, which is more liquid than the Series A Preferred. In addition, if the proposal is approved, the terms of the Series A Preferred will be eliminated from the Certificate of Incorporation. The Series A Preferred was specifically designed for the purpose for which it was issued, and it is no longer useful to the Company. The Board believes that it is in the best interests of the shareholders to remove these provisions from the Certificate of Incorporation. If the shareholders do not ratify the proposal, the Conversion Agreement will be terminated, and the provisions regarding the Series A Preferred will remain a part of the Certificate of Incorporation.

         The affirmative vote of the majority of the votes cast by the holders of Common Stock and Series A Preferred present in person or by proxy and entitled to vote at the Annual Meeting, voting together as a single class, is required to ratify the conversion of the outstanding Series A Preferred of the Company into Common Stock and the elimination of the terms of such Series A Preferred from the proxy statement.

         The Board of Directors recommends that you vote "FOR" Proposal 3.


Proposal 4.  Proposed Amendment to the Certificate of Incorporation to Add
             Provisions Permitting the Board to Designate Series of Preferred Stock

         At the Annual Meeting, the shareholders will be asked to approve another amendment to Article "FOURTH" of the Certificate of Incorporation to authorize 2 million shares of "blank check" preferred stock, par value $.001 ("New Preferred"). The text of the proposed amendment to the Certificate of Incorporation is set forth as Article "FOURTH" in Appendix A to this Proxy Statement and should be read in its entirety by shareholders.

         "BLANK CHECK" PREFERRED STOCK

         The proposed provisions would vest in the Board of Directors the authority to designate one or more series of New Preferred. Such provisions are often referred to as "blank check" provisions, as they give the Board of Directors the flexibility, at any time or from time to time, without further shareholder approval, to create one or more series of New Preferred and to determine the designations, preferences and limitations of each such series, including but not limited to (i) the number of shares, (ii) dividend rights,
(iii) voting rights, (iv) conversion privileges, (v) redemption provisions, (vi) sinking fund provisions, (vii) rights upon liquidation, dissolution or winding up of the Company and (viii) other relative rights, preferences and limitations of such series.

         The Board of Directors believes that amending the Certificate of Incorporation to permit the Board to authorize the issuance of up to 2 million shares of "blank check" preferred stock provides the Company with the flexibility to address potential future financing needs by creating a series of New Preferred customized to meet the needs of any particular transaction and to market conditions. The Company also could issue New Preferred for other corporate purposes, such as to implement joint ventures or to make acquisitions. Although the Company is not currently considering the issuance of New Preferred for such financing or transactional purposes and has no present intention to issue any series of New Preferred, the Board and management believe that the Company should have the flexibility to issue New Preferred, along with its ability to issue debt and/or additional shares of Common Stock.

         If any series of New Preferred authorized by the Board provides for dividends, such dividends, when and as declared by the Board of Directors out of any funds legally available therefor, may be cumulative and may have a preference over the Common Stock as to the payment of such dividends. In addition, if any series of New Preferred authorized by the Board so provides, in the event of any dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, the holders of each such series of the then outstanding New Preferred may be entitled to receive, prior to the distribution of any assets or funds to the holders of Common Stock, a liquidation preference established by the Board of Directors, together with all accumulated and unpaid dividends. Depending upon the consideration paid for New Preferred, the liquidation preference of New Preferred and other matters, the issuance of New Preferred could therefore result in a reduction in the assets available for distribution to the holders of Common Stock in the event of liquidation of the Company. Holders of Common Stock do not have any preemptive rights to acquire New Preferred or any other securities of the Company.

         UNISSUED STOCK

         The Company's authorized capital stock currently is 11,400,000 shares, consisting of 10 million shares of Common Stock and 1,400,000 shares of Series A Preferred. As of the Record Date, 3,450,374 shares of Common Stock and all 1,400,000 shares of Series A Preferred were outstanding. On a fully diluted basis, if Proposals 3 and 4 were approved and all outstanding options were exercised, an aggregate of 4,655,374 shares of Common Stock would be issued and outstanding. The Common Stock carries no preemptive rights. The proposed amendment to authorize "blank check" preferred stock is not designed to deter or to prevent a change in control; however, under certain circumstances, the Company could use the New Preferred (and also the unissued Common Stock, if desired) to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control of the Company and thereby to protect the continuity of the Company's management. In addition, the issuance of additional Common Stock or New Preferred at below market rates would dilute the value of the outstanding securities of the Company. The Company could also privately place such shares with purchasers who might favor the Board of Directors in opposing a hostile takeover bid, although the Company has no present intention to do so. The Company does not currently have any plans, agreements, commitments or understandings with respect to the issuance of additional shares of Common Stock or New Preferred, except for outstanding options, warrants and employment agreements and under existing employee incentive and benefit plans. Neither the

Board nor management is considering the use of New Preferred or Common Stock for such purposes, and neither is aware of any present effort to accumulate the Company's securities for the purpose of gaining control of the Company.

         The affirmative vote of the majority of the votes cast by the holders of Common Stock and Preferred Stock present in person or by proxy and entitled to vote at the Annual Meeting, voting together as a single class, is required for approval of the adoption of the proposed amendment to Article "FOURTH" of the Certificate of Incorporation to authorize 2,000,000 shares of "blank check" preferred stock.

         The Board of Directors recommends that you vote "FOR" Proposal 4.


Proposal 5.  Ratification of Independent Public Accountants

         Ernst & Young LLP have been the independent auditors of the Company's accounts since 1988. They have no financial interest, either direct or indirect, in the Company. Selection of auditors is made by the entire Board of Directors, subject to shareholder ratification. A representative of Ernst & Young LLP is expected to attend the Annual Meeting and to have an opportunity to make a statement or respond to appropriate questions from shareholders.

         The Board of Directors recommends that you vote "FOR" Proposal 5.


                                  OTHER MATTERS

         The Board of Directors is not aware of any business to be presented at the Annual Meeting except for the matters set forth in the Notice and as described in this Proxy Statement. Unless otherwise directed, all shares represented by Board of Directors' proxies will be voted in favor of the proposals of the Board of Directors described in this Proxy Statement. If any other matters come before the Annual Meeting, the person(s) named in the accompanying proxy will vote on those matters according to their best judgment.


                                    EXPENSES

         The entire cost of preparing, assembling, printing and mailing this Proxy Statement, the enclosed proxy and other materials, and the cost of soliciting proxies with respect to the Annual Meeting will be borne by the Company. The Company will request banks and brokers to solicit their customers who beneficially own shares listed of record in names of nominees and will reimburse those banks and brokers for the reasonable out-of-pocket expenses of such solicitations. The original solicitation of proxies by mail may be supplemented by telephone and telegram by Officers and other regular employees of the Company, but no additional compensation will be paid to such individuals.


                    COMPLIANCE WITH 16(a) OF THE EXCHANGE ACT

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Officers, Directors and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, Directors and ten percent shareholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on the Company's copies of such forms received or written representations from certain reporting persons that no Form 5's were required for those persons, the Company believes that, during Fiscal 1996, all filing requirements applicable to its Officers, Directors and greater than ten percent beneficial owners were complied with.

                           INCORPORATION BY REFERENCE

         The financial information required to be included in this Proxy Statement by Item 13 of Schedule 14A of the Proxy Rules is hereby incorporated by this reference from the Company's Annual Report to Shareholders mailed to shareholders with this Proxy Statement.


                              SHAREHOLDER PROPOSALS

         No person who intends to present a proposal for action at a forthcoming shareholders' meeting of the Company may seek to have the proposal included in the Proxy Statement or form of proxy for such meeting unless that person (a) is a record or beneficial owner of at least $1,000 in market value of Common Stock, has held such Common Stock for at least one year at the time the proposal is submitted, and such person shall continue to own such Common Stock throughout the date on which the meeting is held, (b) provides the Company in writing with his name, address, the number of shares held by him and the dates upon which he acquired such shares with documentary support for a claim of beneficial ownership, (c) notifies the Company of his intention to appear personally at the meeting or by a qualified representative under New York law to present his proposal for action, and (d) submits his proposal timely. A proposal, to be included in the Proxy Statement or form of proxy for the Company's next annual meeting of shareholders, will be submitted timely only if the proposal has been received at the Company's principal executive office no later than March 20, 1997. If the date of such meeting is changed by more than 30 calendar days from the date such meeting is scheduled to be held this year, or if the proposal is to be presented at any meeting other than the next annual meeting of shareholders, the proposal must be received a the Company's principal executive office at a reasonable time before the solicitation of proxies for such meeting is made.

         Even if the foregoing requirements are satisfied, a person may submit only one proposal with a supporting statement of not more than 500 words, if requested by the proponent, for inclusion in the proxy materials, and under certain circumstances enumerated in the Securities and Exchange Commission's rules relating to the solicitation of proxies, the Company may be entitled to omit the proposal and any statement in support thereof from its proxy statement and form of proxy.

                                            By Order of the Board of Directors

                                            Frank T. Wong, Secretary

Valley Cottage, New York
July 15, 1996

         Copies of the Company's Annual Report on Form 10-K for the year ended March 31, 1996, as filed with the Securities and Exchange Commission, including the financial statements, can be obtained without charge by shareholders (including beneficial owners of Common Stock) upon written request to Frank T. Wong, the Company's Secretary, Micros-to-Mainframes, Inc., 614 Corporate Way, Valley Cottage, New York, 10989. In addition, the Company's EDGAR filings may be found on the Worldwide Web at www.sec.gov.

Appendix A

            Certain Provisions of the Certificate of Amendment to the Certificate of Incorporation of Micros-To-Mainframes, Inc.

         FOURTH: The maximum number of shares of capital stock that this Corporation is authorized to have outstanding at any time is twelve million (12,000,000), consisting of ten million (10,000,000) shares of common stock, par value $.001 per share and two million (2,000,000) shares of preferred stock, par value $.001 per share ("Preferred Stock").

         The Board of Directors, from time to time, may designate one or more series of Preferred Stock, pursuant to the provisions of Section 502 of the Business Corporation Law, by resolution or resolutions as to each series, followed by the filing of a Certificate of Amendment to the Certificate of Incorporation as required thereby, and the Board of Directors shall have the power:

         (a) to fix the distinctive serial designation of the shares of such series;

         (b) to fix the rate per annum at which the holders of the shares of such series shall be entitled to receive dividends or the amount of dividends which the holders of the shares of such series shall be entitled to receive, if any, the dates on which said dividends shall be payable, and if the directors determine that the dividends with respect to said series shall be cumulative, the date or dates from which such dividends shall be cumulative;

         (c) to determine whether the shares of such series shall have voting power, and, if so, the extent and definition of such voting power;

         (d) to fix the price or prices at which the shares of such series may be redeemed, if at all, and to determine whether the shares of such series may be redeemed in whole or in part or only as a whole;

         (e) to fix the amounts payable on the shares of such series in the event of liquidation, dissolution or winding up of the Corporation;

         (f) to determine whether or not the shares of any such series shall be made convertible into or exchangeable for shares of any other class or classes of stock of the Corporation or of any other series of Preferred Stock and the conversion price, or prices, or the rate, or rates, of exchange at which such conversion or exchange may be made;

         (g) to determine the amount of the sinking fund, purchase fund, or any analogous fund, if any, to be provided with respect to each such series; and

         (h) to fix any other preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, applicable to each such series.

                                      PROXY

                           MICROS-TO-MAINFRAMES, INC.

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

         The undersigned, a holder of Common Stock of Micros-To-Mainframes, Inc, a New York corporation (the "Company"), hereby appoints HOWARD PAVONY and STEVEN
H. ROTHMAN, and each of them, the proxies of the undersigned, each with full power of substitution, to represent and vote for the undersigned all of the shares of the Company which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of the Company to be held on August 20, 1996 and any adjournments thereof, as follows:

1. Election of seven (7) members to the Board of Directors to hold office until the next annual meeting of shareholders and until their successors are duly elected and qualify:

[ ] FOR all nominees listed below
[ ] WITHHOLD AUTHORITY to vote for all nominees listed below.
 (Instructions: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH HIS NAME BELOW.)

Howard Pavony, Steven H. Rothman, Frank T. Wong, Robert A. Fries, Ramon Mota, Joseph J. Farley and William Lerner


2. Ratification of the Company's 1996 Stock Option Plan.

[ ] FOR                    [ ] AGAINST                        [ ] ABSTAIN


3. Ratification of the conversion of the outstanding 1,400,000 shares of Series A Preferred Stock into 980,000 shares of Common Stock and approval of the amendment to the Certificate of Incorporation to eliminate the Series A Preferred Stock

[ ] FOR                    [ ] AGAINST                        [ ] ABSTAIN


4. Approval of an amendment to the Certificate of Incorporation to authorize 2,000,000 shares of "blank check" preferred stock, par value $.001 per share.

[ ] FOR                    [ ] AGAINST                        [ ] ABSTAIN


5. Ratification of the appointment of Ernst & Young LLP as independent public accountants of the Company.

[ ] FOR                    [ ] AGAINST                        [ ] ABSTAIN


6. Upon such other matters as may properly come before the meeting and any adjournments thereof.

         The undersigned hereby revokes all previous proxies to vote at the Annual Meeting.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS HEREON. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE SEVEN DIRECTORS NAMED IN PROPOSAL 1, "FOR" PROPOSALS 2, 3, 4 AND 5 AND AS SAID PROXIES SHALL DEEM ADVISABLE ON SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING.

         The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting and accompanying Proxy Statement dated July 15, 1996 relating to the Annual Meeting, and the Annual Report to Shareholders for the year ended March 31, 1996.



                                                 ------------------------------


                                                 ------------------------------
                                                 Signature(s) of Shareholder(s)


         The signature(s) hereon should correspond exactly with the name(s) of the Shareholder(s) appearing on the Stock Certificate. If stock is jointly held, all joint owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation or partnership, please sign the full corporate or partnership name, and give the title of signing officer or general partner.


Date: __________________________, 1996

                  PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
                   CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Appendix C (for SEC only)


                           MICROS-TO-MAINFRAMES, INC.
                             1996 STOCK OPTION PLAN


1.  Purposes.

         The MICROS-TO-MAINFRAMES, INC. 1996 STOCK OPTION PLAN (the "Plan") is intended to provide the employees, directors, independent contractors and consultants of MICROS-TO-MAINFRAMES, INC., or any "subsidiary" or "parent", as defined below (collectively, the "Company") with an added incentive to commence employment with the Company, to continue their services to the Company and to exert their maximum efforts toward the Company's success. By thus encouraging employees, directors, independent contractors and consultants, promoting their continued association with the Company and aligning their interests more closely with those of the stockholders of the Company through stock ownership, the Plan may be expected to benefit both the Company and its stockholders. The Plan allows the Company to grant Incentive Stock Options ("ISOs"), as defined in
Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"), Non-Qualified Stock Options ("NQSOs") not intended to qualify under Section 422(b) of the Code and ISOs or NQSOs in tandem with Stock Appreciation Rights ("SARs"; collectively, "Options").

2.  Shares Subject to the Plan.

         The total number of shares of common stock of the Company, $.08 par value per share ("Common Stock"), that may be subject to Options granted under the Plan shall be 350,000, subject to adjustment as provided in Paragraph 8 of the Plan; however, the grant of an ISO or NQSO to an employee together with a tandem SAR shall only require one share of Common Stock available subject to the Plan to satisfy such joint Option. The Company shall at all times, while the Plan is in force, reserve at least such number of shares of Common Stock as will be sufficient to permit the exercise of all outstanding Options granted under the Plan. In the event any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject thereto shall again be available for granting of Options under the Plan.

3.  Eligibility.

         ISOs or ISOs in tandem with SARs (provided the SAR meets the requirements set forth in Temp. Reg. Section 14a.422A-1, A-39, (a) through (e) inclusive, under the Code) may be granted from time to time under the Plan to one or more employees of the Company or of a "subsidiary" or "parent" of the Company, as the quoted terms are defined within Section 424 of the Code. An officer is an employee for the above purposes. However, a director of the Company who is not otherwise an employee is not deemed an employee for such purposes. NQSOs and NQSOs in tandem with SARs may be granted from time to time under the Plan to one or more employees of the Company, officers, members of the Board of Directors, independent contractors, consultants and other individuals who are not employees of, but are involved in the continuing development and success of the Company and/or of a subsidiary of the Company, including persons who have previously been granted Options under the Plan.

4.  Administration of the Plan.

         (a) The Plan shall be administered by the Board of Directors of the Company as such Board of Directors may be composed from time to time and/or by a Stock Option Committee (the "Committee") which shall be comprised of at least two disinterested persons (the term "disinterested" having the meaning ascribed to it by Rule 16b-3 of the Securities Exchange Act of 1934 (the "1934 Act") appointed by the Board of Directors of the Company. As and to the extent authorized by the Plan, the Committee may exercise the power and authority vested in the Board of Directors under the Plan. Within the limits of the express provisions of the Plan, the Board of Directors or Committee shall have the authority, in its discretion, to determine the individuals to whom, and the time or times at which, Options shall be granted, the character of such Options (whether ISO, NQSO and/or SARs in tandem with ISOs or NQSOs) and the number of shares of Common Stock to be subject to each Option, the manner and form in which the optionee can tender payment upon the exercise of his Option, and to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of Option agreements that may be entered into in connection with Options (which need not be identical), subject to the limitation that agreements granting ISOs must be consistent with the requirements for the ISOs being qualified as "incentive stock options" as provided in Section 422 of the Code, and to make all other determinations and take all other actions necessary or advisable for the administration of the Plan. In making such determinations, from time to time, the Board of Directors or the Committee may take into account the nature of the services rendered by such individuals, their present and potential contributions to the Company's success, and such other factors as the Board of Directors or the Committee, in its discretion, shall deem relevant. The Board of Directors' or the Committee's determinations on the matters referred to in this Paragraph shall be conclusive.

         (b) Notwithstanding anything contained herein to the contrary, at any time during the period that the Company's Common Stock is registered pursuant to
Section 12(b) or 12(g) of the 1934 Act, the Committee, if one has been appointed to administer the Plan with respect to grants to all persons or solely with respect to persons subject to Section 16 of the 1934 Act, shall have the exclusive right to grant Options to persons subject to Section 16 of the 1934 Act and to set forth the terms and conditions thereof. With respect to persons subject to Section 16 of the 1934 Act, transactions under the Plan are intended, to the extent possible, to comply with all applicable conditions of Rule 16b-3, as amended from time to time (and its successor provisions, if any), under the 1934 Act. To the extent any provision of the Plan or action by the Board of Directors or Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Board of Directors.

5.  Terms of Options.

         Within the limits of the express provisions of the Plan, the Board of Directors or the Committee may grant either ISOs or NQSOs and/or SARs in tandem with ISOs or NQSOs. An ISO or an NQSO enables the optionee to purchase from the Company, at any time during a specified exercise period, a specified number of shares of Common Stock at a specified price (the "Option Price"). The optionee, if granted a SAR in tandem with a NQSO or ISO, may receive from the Company, in lieu of exercising his option to purchase shares pursuant to his NQSO or ISO, during the exercise period of the NQSO or ISO or at any specified time or times fixed for that purpose by the Board of Directors or the Committee, the excess of the fair market value upon such exercise (as determined in accordance with subparagraph (b) of this Paragraph 5) of one share of Common Stock over the Option Price per share specified upon grant of the Option multiplied by the number of shares of Common Stock covered by the SAR so exercised. The character and terms of each Option granted under the Plan shall be determined by the Board of Directors and/or the Committee consistent with the provisions of the Plan, including the following:

         (a) An Option granted under the Plan must be granted within 10 years from the date the Plan is adopted, or the date the Plan is approved by the stockholders of the Company, whichever is earlier.

         (b) The Option Price of the shares of Common Stock subject to each ISO and each SAR issued in tandem with an ISO shall not be less than the fair market value of such shares of Common Stock at the time such ISO is granted. Such fair market value shall be determined by the Board of Directors and, if the shares of Common Stock are listed on a national securities exchange or traded on the over-the-counter market, the fair market value shall be the closing price on such exchange, or the mean of the closing bid and asked prices of the shares of Common

Stock on the over-the-counter market, as reported by the National Association of Securities Dealers Automated Quotation System (NASDAQ), the National Association of Securities Dealers OTC Bulletin Board or the National Quotation Bureau, Inc., as the case may be, on the day on which the Option is granted or, if there is no closing price or bid or asked price on that day, the closing price or mean of the closing bid and asked prices on the most recent day preceding the day on which the Option is granted for which such prices are available. If an ISO or SAR in tandem with an ISO is granted to any individual who, immediately before the ISO is to be granted, owns (directly or through attribution) more than 10% of the total combined voting power of all classes of capital stock of the Company or a subsidiary or parent of the Company, the Option Price of the shares of Common Stock subject to such ISO shall not be less than 110% of the fair market value per share of the shares of Common Stock at the time such ISO is granted.

         (c) The Option Price of the shares of Common Stock subject to an NQSO or a SAR in tandem with a NQSO granted pursuant to the Plan shall be determined by the Board of Directors or the Committee, in its sole discretion.

         (d) In no event shall any Option granted under the Plan have an expiration date later than 10 years from the date of its grant, and all Options granted under the Plan shall be subject to earlier termination as expressly provided in Paragraph 6 hereof. If an ISO or a SAR in tandem with an ISO is granted to any individual who, immediately before the ISO is granted, owns (directly or through attribution) more than 10% of the total combined voting power of all classes of capital stock of the Company or of a subsidiary or parent of the Company, such ISO shall by its terms expire and shall not be exercisable after the expiration of five (5) years from the date of its grant.

         (e) With respect to the grant of SARs to Officers and Directors of the Company, an SAR may be exercised at any time after six months from the date of the grant thereof during the exercise period of the ISO or NQSO with which it is granted in tandem and prior to the exercise of such ISO or NQSO, but only within the specified 10 business day period referred to in subsection (e)(3) of Rule 16b-3 of the 1934 Act (generally, the 10 business days immediately following the publication of the Company's quarterly financial information) if the Company's Common Stock is registered pursuant to Section 12(b) or 12(g) of the 1934 Act. Notwithstanding the foregoing, the Board of Directors and/or the Committee shall in their discretion determine from time to time the terms and conditions of SAR's to be granted, which terms may vary from the above-described conditions, and which terms shall be set forth in a written stock option agreement evidencing the SAR granted in tandem with the ISO or NQSO. The exercise of an SAR granted in tandem with an ISO or NQSO shall be deemed to cancel such number of shares subject to the unexercised Option as were subject to the exercised SAR. The Board of Directors or the Committee also has the discretion to alter the terms of the SARs if necessary to comply with Federal or state securities law. Amounts to be paid by the Company in connection with a SAR may, in the Board of Director's or the Committee's discretion, be made in cash, Common Stock or a combination thereof.

                (f) Unless otherwise provided in any Option agreement under the Plan, an Option granted under the Plan shall become exercisable, in whole at any time or in part from time to time, but in no case may an Option (i) be exercised as to less than one hundred (100) shares of Common Stock at any one time, or the remaining shares of Common Stock covered by the Option if less than one hundred
(100), and (ii) become fully exercisable more than five years from the date of its grant nor shall less than 20% of the Option become exercisable in any of the first five years of the Option. The Board of Directors or the Committee, in its sole discretion, may at such time or times as it deems appropriate, if ever, accelerate all or part of the vesting provisions with respect to one or more outstanding options. The acceleration of one Option shall not infer that any other Option is or is to be accelerated.

                (g) An Option granted under the Plan shall be exercised by the delivery by the holder thereof to the Company at its principal office (to the attention of the Secretary) of written notice of the number of full shares of

Common Stock with respect to which the Option is being exercised, accompanied by payment of the Option Price for such shares in full, which payment at the option of the holder of the Option shall be in the form of (i) cash or certified or bank check payable to the order of the Company or, (ii) if permitted by the Committee or the Board of Directors, as determined by the Committee or the Board of Directors in its sole discretion at the time of the grant of the Option with respect to an ISO and at or prior to the time of exercise with respect to a NQSO, by the delivery of shares of Common Stock having a fair market value equal to the Option Price or the delivery of an interest-bearing promissory note having an original principal balance equal to the Option Price and an interest rate not below the rate which would result in imputed interest under the Code (provided, in order to qualify as an ISO, more than two years shall have passed since the date of grant and one year from the date of exercise), or (iii) at the option of the Committee or the Board of Directors, determined in its sole discretion at the time of the grant of the Option with respect to an ISO and at or prior to the time of exercise with respect to a NQSO, by any combination of cash, promissory note and shares of Common Stock (subject to the restriction above) that have a fair market value together with such cash and principal amount of any promissory note that shall equal the Option Price, and, in the case of a NQSO, at the discretion of the Committee or Board of Directors, by having the Company withhold from the shares of Common Stock to be issued upon exercise of the Option that number of shares having a fair market value equal to the exercise price and the tax withholding amount due, or otherwise provide for withholding as set forth in Paragraph 9(c) hereof, or in the event an employee is granted an ISO or NQSO in tandem with a SAR and desires to exercise such SAR, such written notice shall so state such intention. The Option Price may also be paid in full by a broker-dealer to whom the holder of the Option has submitted an exercise notice consisting of a fully endorsed Option, or through any other medium of payment as the Board of Directors and/or the Committee, in its discretion, shall authorize.

                (h) The holder of an Option shall have none of the rights of a stockholder with respect to the shares of Common Stock covered by such holder's Option until such shares of Common Stock shall be issued to such holder upon the exercise of the Option.

                (i) Options shall not be transferable otherwise than by will or the laws of descent and distribution, and any ISO or SAR in tandem with an ISO granted under the Plan may be exercised during the lifetime of the holder thereof only by the holder. No Option shall be subject to execution, attachment or other process.

                (j) For any holder, the aggregate fair market value, determined as of the time any ISO or SAR in tandem with an ISO is granted and in the manner provided for by Subparagraph (b) of this Paragraph 5, of the shares of Common Stock with respect to which ISOs granted under the Plan (and any other stock option plan of the Company or its parent or subsidiaries) are exercisable for the first time during any calendar year shall not exceed $100,000. Any grant of Options in excess of such amount shall be deemed a grant of a NQSO.

                (k) Notwithstanding anything contained herein to the contrary, a SAR which was granted in tandem with an ISO shall (i) expire no later than the expiration of the underlying ISO; (ii) be for no more than 100% of the spread at the time the SAR is exercised; (iii) only be transferable when the underlying ISO is transferable; (iv) only be exercised when the underlying ISO is eligible to be exercised; and (v) only be exercisable when there is a positive spread.

                (l) In no event shall an employee be granted Options to purchase more than 50,000 shares of Common Stock during any calendar year; provided, however, that the limitation set forth in this Section shall be subject to adjustment as provided in Section 8 herein.

                (m) In no event shall an individual be granted Options in excess of 10% of the shares of Common Stock to be outstanding immediately thereafter if such grantee, immediately before such grant, holds in excess of 10% of the total combined voting power or value of all classes of stock of the Company.

6.  Death or Termination of Employment.

                (a) Subject to the provisions of subparagraph (d) of this Paragraph 6, and except as otherwise determined by the Board of Directors or the Committee in its sole discretion, if the employment of a holder of an ISO or ISO in tandem with an SAR under the Plan shall be terminated for any reason other than cause or the death or disability of the holder or a holder's voluntary termination of his employment with the Company, such holder's ISO or ISO in tandem with an SAR shall expire three (3) months after such termination. Except as otherwise determined by the Board of Directors or the Committee in its sole discretion, if the employment of a holder of an ISO or ISO in tandem with an SAR shall terminate for cause or if a holder shall voluntarily terminate his employment by the Company, then any unexercised Option granted to the holder shall expire at the time of termination. If the employment of a holder of an Option (exclusive of his ISOs) shall be terminated for any reason other than cause or the death or the disability of the holder, such holder's Options, other than his ISOs or ISO in tandem with an SAR, may be exercised during the earlier of (i) the respective terms thereof, or (ii) the subsequent death or disability of the respective holder, subject to the provisions of subparagraphs (b) and (d) of this Paragraph 6, unless the Board of Directors or the Committee shall in its sole discretion shall set forth an earlier termination provision in the holder's Option Agreement.

                (b) If the holder of an Option granted under the Plan dies (i) while employed by the Company or a subsidiary or parent corporation or (ii) within three (3) months after the termination of such holder's employment, such Options may, subject to the provisions of subparagraph (d) of this Paragraph 6, be exercised by a legatee or legatees of such Option under such individual's last will or by such individual's personal representatives or distributees at any time within such period as determined by the Board of Directors or the Committee in its sole discretion, but in no event for less than six months after the individual's death, to the extent such Options were exercisable as of the date of death or date of termination of employment, whichever date is earlier.

                (c) If the holder of an Option under the Plan becomes disabled within the definition of section 22(e)(3) of the Code while employed by the Company or a subsidiary or parent corporation, such Option may, subject to the provisions of subparagraph (d) of this Paragraph 6, be exercised at any time within six months after such holder's termination of employment due to the disability.

                (d) Except as otherwise determined by the Board of Directors or the Committee in its sole discretion, an Option may not be exercised pursuant to this Paragraph 6 except to the extent that the holder was entitled to exercise the Option at the time of termination of employment or death, and in any event may not be exercised after the original expiration date of the Option.

7.  Leave of Absence.

                For the purposes of the Plan, an individual who is on military or sick leave or other bona fide leave of absence (such as temporary employment by the Government) shall be considered as remaining in the employ of the Company or of a subsidiary or parent corporation for ninety (90) days or such longer period as such individual's right to reemployment is guaranteed either by statute or by contract.

8.  Adjustment Upon Changes in Capitalization.

                (a) In the event that the outstanding shares of Common Stock are hereafter changed by reason of recapitalization, reclassification, stock split, combination or exchange of shares of Common Stock or the like, or by the issuance of dividends payable in shares of Common Stock, an appropriate adjustment shall be made by the Board of Directors, as determined by the Board of Directors and/or the Committee, in the aggregate number of shares of Common Stock available under the Plan, in the number of shares of Common Stock issuable upon exercise of outstanding Options and in the Option Price per share. In the event of any consolidation or merger of the Company with or into another company, or the conveyance of all or substantially all of the assets of the Company to another company, each then outstanding Option shall upon exercise thereafter entitle the holder thereof to such number of shares of Common Stock or other securities or property to which a holder of shares of Common Stock of the Company would have been entitled upon such consolidation, merger or conveyance; and in any such case appropriate adjustment, as determined by the Board of Directors of the Company (or successor entity) shall be made as set forth above with respect to any future changes in the capitalization of the Company or its successor entity. In the event that the dissolution or liquidation of the Company is approved by the Board of Directors, all outstanding Options under the Plan will automatically terminate, unless otherwise provided by the Board of Directors of the Company or any authorized committee thereof.

                (b) Any Option granted under the Plan, unless waived by the Board of Directors or the Committee, may, at the discretion of the Board of Directors of the Company and said other corporation, be exchanged for options to purchase shares of capital stock of another corporation with which the Company or a subsidiary thereof is merged, reorganized or consolidated, or to which the Company sells all or a substantial portion of its property or stock. The terms, provisions and benefits to the optionee of such substitute option(s) shall in all respects be identical to the terms, provisions and benefits of optionee under his Option(s) prior to said substitution. To the extent the above may be inconsistent with Sections 424(a)(1) and (2) of the Code, the above shall be deemed interpreted so as to comply therewith.

                (c) Any adjustment in the number of shares of Common Stock shall apply proportionately to only the unexercised portion of the Options granted hereunder. If fractions of shares of Common Stock would result from any such adjustment, the adjustment shall be revised to the next higher whole number of shares of Common Stock.

9. Further Conditions of Exercise.

                (a) Unless the shares of Common Stock issuable upon the exercise of an Option have been registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, prior to the exercise of the Option, an optionee must represent in writing to the Company that such shares of Common Stock are being acquired his own account for investment purposes only and not with a view towards the further resale or distribution thereof, and must supply to the Company such other documentation as may be required by the Company, unless in the opinion of counsel to the Company such representation, agreement or documentation is not necessary to comply with said Act.

                (b) The Company shall not be obligated to deliver any shares of Common Stock until they have been listed on each securities exchange and trading association on which the Common Stock shall then be listed or until there has been qualification under or compliance with such state or federal laws, rules or regulations as the Company may deem applicable.

                (c) The Board of Directors or Committee may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes that the Company is required by any law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with the exercise of any Option, including, but not limited to, (i) the withholding of payment of all or any portion of such Option until the holder reimburses the Company for the amount the Company is required to withhold with respect to such taxes, or (ii) the cancelling of any number of shares of Common Stock issuable upon exercise of such Option in an amount sufficient to reimburse the Company for the amount it is required to so withhold
(iii) the selling of any property contingently credited by the Company for the purpose of exercising such Option, in order to withhold or reimburse the Company for the amount it is required to so withhold or (iv) withholding the amount due from such employee's wages if the employee is employed by the Company or any subsidiary thereof.

10.  Termination, Modification and Amendment.

                (a) The Plan (but not Options previously granted under the Plan) shall terminate ten (10) years from the earlier of the date of its adoption by the Board of Directors or the date the Plan is approved by the stockholders of the Company, or shall terminate as hereinafter provided, and no Option shall be granted after termination of the Plan.

                (b) The Plan may from time to time be terminated, modified or amended by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company entitled to vote thereon.

                (c) The Board of Directors of the Company may at any time terminate the Plan or from time to time make such modifications or amendments of the Plan as it may deem advisable; provided, however, that the Board of Directors shall not, without approval by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company entitled to vote thereon, increase (except as provided by Paragraph 8) the maximum number of shares of Common Stock as to which Options or shares may be granted under the Plan, materially change the standards of eligibility under the Plan or amend any provision hereof which requires stockholder approval in order to preserve the status of the Plan as a plan qualifying under Rule 16b-3 of the 1934 Act if the Plan would otherwise qualify thereunder. Any amendment to the Plan which, in the opinion of counsel to the Company, will be deemed to result in the adoption of a new Plan, will not be effective until approved by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company entitled to vote thereon.

                (d) No termination, modification or amendment of the Plan may adversely affect the rights under any outstanding Option without the consent of the individual to whom such Option shall have been previously granted.

11.  Effective Date of the Plan.

                The Plan shall become effective upon adoption by the Board of Directors of the Company. The Plan shall be subject to approval by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company entitled to vote thereon within one year before or after adoption of the Plan by the Board of Directors.

12.  Not a Contract of Employment.

                Nothing contained in the Plan or in any option agreement executed pursuant hereto shall be deemed to confer upon any individual to whom an Option is or may be granted hereunder any right to remain in the employ of the Company or of a subsidiary or parent of the Company or in any way limit the right of the Company, or of any parent or subsidiary thereof, to terminate the employment of any employee.

13.  Other Compensation Plans.

                The adoption of the Plan shall not affect any other stock option plan, incentive plan or any other compensation plan in effect for the Company, nor shall the Plan preclude the Company from establishing any other form of stock option plan, incentive plan or any other compensation plan.

Appendix D (for SEC only)

                              CONVERSION AGREEMENT


        CONVERSION AGREEMENT, dated as of June 24, 1996, by and among MICROS-TO-MAINFRAMES, INC., a New York corporation (the "Company") and the holders of the Company's Preferred Stock (as defined below) as named in Annex I hereto (the "Preferred Stockholders").

                              Preliminary Statement

        The Company's authorized capital stock consists of 10,000,000 shares of Common Stock, $.001 par value ("Common Stock") of which 3,363,374 shares are issued and outstanding and 1,400,000 shares of Preferred Stock, $.001 par value ("Preferred Stock"), all of which are issued and outstanding. The holders of Preferred Stock are entitled to one vote per share on the same basis as holders of Common Stock and receive an aggregate preference of $140,000 upon liquidation, dissolution or winding-up of the Company. The holders of Preferred Stock are not entitled to receive any dividends thereon.

         The Preferred Stock is convertible into Common Stock on a one for one basis at the option of the Preferred Stockholders upon the Company meeting certain thresholds. The parties hereto believe that the Company will reach such thresholds some time in the near future. Upon any such conversion being deemed "probable," the Company will be required to take a charge against its income in an amount equal to the market value of the Common Stock to be delivered on said conversion. The charge will be amortized over the period ending with the assumed conversion date.

         The parties hereto believe that the conversion of the Preferred Stock at the present time based upon the equivalent value of the Preferred and Common Stock would enhance shareholder value, for among other reasons, (i) a conversion at such time as the thresholds are met would result in a greater charge against earnings based upon the greater number of shares of Common Stock which would be required to be delivered upon the conversion and (2) the execution of this Agreement would result in the accounting charge to not be deferred in part to Fiscal 1997.

         The Company and the Preferred Stockholders agreed to retain Valuemetrics, Inc. for the purpose of determining the equivalent values of the Common Stock and the Preferred Stock. On June 5, 1996, Valuemetrics, Inc. concluded that 980,000 shares of Common Stock had an equivalent value to the 1,400,000 shares of Preferred Stock currently outstanding.

        The Company and the Preferred Stockholders hereby set forth their agreement to cause a conversion of the Preferred Stock into Common Stock based on the Valuemetrics, Inc. appraisal and the terms and conditions set forth below.

        In consideration of the premises and in reliance upon the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

        1. Upon the receipt of the required consent of the holders of the Common Stock to the conversion of all the outstanding Preferred Stock into Common Stock, the Preferred Stockholders shall exchange with the Company 1,400,000 shares of Preferred Stock for 980,000 shares of Common Stock. Each Preferred Stockholder shall be entitled to receive the number of shares of Common Stock appearing after his/its name on Annex I.

        2. In order to effectuate the conversion, prior to the Company's next annual meeting of stockholders, the Company shall deliver to its counsel, in escrow, 980,000 shares of Common Stock in the name of and in the amounts set forth in Annex 1 and the Preferred Stockholders shall deliver 1,400,000 shares of Preferred Stock, with appropriate executed stock powers. Upon the receipt of the necessary consents, counsel shall deliver the Preferred Stock to the Company's transfer agent for retirement and the Common Stock to the persons set forth on Annex I.

        3. The transaction referred to herein is intended to qualify as a tax-free reorganization under Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended (the "Code"). Any provision of this Agreement shall be amended as of the date first written above to the extent necessary to meet the requirements of Section 368(a)(1)(E), provided the amendment does not increase or decrease the number of shares of Common Stock deliverable upon the exchange of the Preferred Stock.

        4. The Company represents, warrants and covenants as follows:

                (i) The fair market value of the shares of Common Stock to be received by the Preferred Stockholders will be approximately equal to the fair market value of the Preferred Stock to be surrendered in exchange therefor.

                (ii) It has no plan or intention to redeem or otherwise reacquire any of the shares of Common Stock to be issued upon the conversion of the Preferred Stock.

                (iii) The Company does not and upon the actual conversion will not have outstanding any stock options, warrants, convertible securities or any other right that is convertible into any class of stock or securities of Company other than with respect to compensation agreements.

                (iv) It will continue to conduct its business operations after the conversion.

                (v) The proposed exchange is a single, isolated transaction and is not part of a plan to periodically increase the proportionate interest of any shareholder in the assets or earnings and profits of Company.

                (vi) It is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A).

                (vii) The value of the shares of Common Stock received upon the conversion of the Preferred Stock by the Preferred Stockholders will not exceed 110% of the Preferred Stock's value at the date of issuance thereof or the actual conversion date.

                (viii) It will incorporate in its applicable tax returns all information required under Section 368(a)(1)(E) of the Code and the regulations promulgated thereunder.

        5. Each Preferred Stockholder, jointly and severally represents, warrants and covenants as follows:

                (i) The fair market value of the shares to be received by the Preferred Stockholder will be approximately equal to the fair market value of the Preferred Stock to be surrendered in exchange therefor.

                (ii) The Preferred Stockholders have no plan or intention to sell or otherwise dispose of any of the Common Stock to be received in the proposed transaction.

                (iii) The Preferred Stockholders are acquiring the Common Stock for investment for their own accounts.

        6. The Company and the Preferred Stockholders will each pay their own expenses, if any, incurred in connection with the conversion of the Preferred Stock and this Agreement.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on this 24th day of June, 1996.

                                       MICROS-TO-MAINFRAMES, INC.


                                       By:        /s/
                                          ----------------------------------


                                                  /s/
                                       -------------------------------------
                                       Howard Pavony



                                                 /s/
                                       -------------------------------------
                                       Steven Rothman

Annex I Omitted